UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2006

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2006, Ditech Networks, Inc. informed The Nasdaq Stock Market that it has become aware of material non-compliance with Rule 4310(c)(14) of the National Association of Securities Dealers, Inc., as it did not file its Quarterly Report on Form 10-Q for its second fiscal quarter ended October 31, 2006, on or before December 18, 2006, the last day that it could timely do so under the extension afforded as a result of the Form 12b-25 filed by Ditech Networks on December 12, 2006.

On December 20, 2006, Ditech Networks received a Nasdaq Staff Determination stating that the company is not in compliance with Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended October 31, 2006, and, therefore, that its securities are subject to delisting from The Nasdaq Global Market.

Ditech Networks has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. Pending a decision by the Nasdaq Listing Qualifications Panel, Ditech Networks’ common stock will remain listed on The Nasdaq Global Market.   There can be no assurance that the Panel will grant the company’s request for continued listing.

Ditech Networks intends to file the Quarterly Report on Form 10-Q, and thereby become current in its filing obligations, as soon as possible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: December 22, 2006	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer